                                                             Page 48 of 59 Pages

                                                                       Exhibit 8

                        Executive Officers and Directors
                                       of
                      The Equitable Companies Incorporated

            The names of the Directors and the names and titles of the Executive Officers of The Equitable Companies Incorporated ("EQ") and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of EQ at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to EQ and each individual is a United States citizen.

          Name, Business Address                 Present Principal Occupation
          ----------------------                 ----------------------------
       *  Claude Bebear (1)                      Chairman of the Board; Chairman of the
          AXA-UAP                                Executive Board, AXA-UAP
          23, avenue Matignon
          75008 Paris, France

       *  John S. Chalsty                        Chairman and Chief Executive Officer,
          Donaldson, Lufkin & Jenrette, Inc.     Donaldson, Lufkin & Jenrette, Inc.
          277 Park Avenue                        (investment banking firm)
          New York, NY  10172

       *  Francoise Colloc'h (1)                 Senior Executive Vice President, Group
          AXA-UAP                                Human Resources and
          23, avenue Matignon                    Communications, AXA-UAP
          75008 Paris, France

       *  Henri de Castries (1)                  Vice Chairman of the Board; Senior
          AXA-UAP                                Executive Vice President-Financial
          23, avenue Matignon                    Services and Life Insurance Activities
          75008 Paris, France                    (U.S. & U.K.), AXA-UAP

       *  Joseph L. Dionne                       Chairman and Chief Executive Officer,
          The McGraw Hill Companies              The McGraw Hill Companies
          1221 Avenue of the Americas            (publishing)
          New York, NY  10020

       *  William T. Esrey                       Chairman and Chief Executive Officer,
          Sprint Corporation                     Sprint Corporation
          P.O. Box 11315                         (telecommunications)
          Kansas City, MO  64112

                                                             Page 49 of 59 Pages

          Name, Business Address                 Present Principal Occupation
          ----------------------                 ----------------------------
       *  Jean-Rene Fourtou (1)                  Chairman and Chief Executive Officer,
          Rhone-Poulenc S.A.                     Rhone-Poulenc S.A. (manufacturer of
          25 quai Paul Doumer                    chemicals and agricultural products)
          92408 Courbevoie Cedex,
          France

          Robert E. Garber                       Executive Vice President and General
                                                 Counsel

       *  Donald J. Greene, Esq.                 Counselor-at-Law; Partner, LeBoeuf,
          LeBoeuf, Lamb, Greene & MacRae,        Lamb, Greene & MacRae, L.L.P. (law
             L.L.P.                              firm)
          125 West 55th Street
          New York, NY 10019

       *  Anthony J. Hamilton (2)                Chairman and Chief Executive Officer,
          Fox-Pitt, Kelton Group Limited         Fox-Pitt, Kelton Group Limited
          35 Wilson Street                       (investment banking firm)
          London, England  EC2M 2SJ

       *  John T. Hartley                        Retired Chairman and Chief Executive
          Harris Corporation                     Officer, Harris Corporation
          1025 Nasa Boulevard                    (manufacturer of electronic, telephone
          Melbourne, FL  32919                   and copying systems)

       *  John H. F. Haskell, Jr.                Director and Managing Director, Dillon,
          Dillon, Read & Co., Inc.               Read & Co., Inc. (investment banking
          535 Madison Avenue                     firm)
          New York, NY  10028

       *  Mary R. (Nina) Henderson               President, CPC Specialty Markets
          CPC Specialty Markets Group            Group of CPC International, Inc. (food
          700 Sylvan Avenue                      manufacturer)
          Englewood Cliffs, NJ  07632

       *  W. Edwin Jarmain (3)                   President, Jarmain Group Inc. (private
          Jarmain Group Inc.                     investment holding company)
          121 King Street West
          Suite 2525, Box 36
          Toronto, Ontario M5H 3T9
          Canada

                                                             Page 50 of 59 Pages

          Name, Business Address                 Present Principal Occupation
          ----------------------                 ----------------------------
       *  Winthrop Knowlton                      Chairman, Knowlton Brothers, Inc.
          Knowlton Brothers, Inc.                (private investment firm); President and
          530 Fifth Avenue                       Chief Executive Officer, Knowlton
          New York, NY  10036                    Associates, Inc. (consulting firm)

       *  Arthur L. Liman                        Counselor-at-Law; Partner, Paul, Weiss,
          Paul, Weiss, Rifkind, Wharton &        Rifkind, Wharton & Garrison (law firm)
             Garrison
          1285 Avenue of the Americas
          New York, NY  10019

          William T. McCaffrey                   Executive Vice President and Chief
                                                 Administrative Officer; Senior
                                                 Executive Vice President and Chief
                                                 Operating Officer, The Equitable Life
                                                 Assurance Society of the United States

       *  Joseph J. Melone                       Chief Executive Officer and President;
                                                 Chairman and Chief Executive Officer,
                                                 The Equitable Life Assurance Society of
                                                 the United States

          Peter D. Noris                         Executive Vice President and Chief
                                                 Investment Officer; Executive Vice
                                                 President and Chief Investment Officer,
                                                 The Equitable Life Assurance Society of
                                                 the United States

       *  Didier Pineau-Valencienne (1)          Chairman and Chief Executive Officer,
          6470, avenue Jean Baptiste Clement     Schneider S.A. (electric equipment)
          92646 Boulogne-Billancourt Cedex,
          France

       *  George J. Sella, Jr.                   Retired Chairman and Chief Executive
          American Cyanamid Company              Officer, American Cyanamid Company
          P.O. Box 397                           (manufacturer of pharmaceutical
          Newton, NJ  07860                      products and agricultural products)

          Jose Suquet                            Executive Vice President; Executive
                                                 Vice President and Chief Agency
                                                 Officer; The Equitable Life Assurance
                                                 Society of the United States

                                                             Page 51 of 59 Pages

          Name, Business Address                 Present Principal Occupation
          ----------------------                 ----------------------------
          Stanley B. Tulin                       Executive Vice President and Chief
                                                 Financial Officer; Senior Executive Vice
                                                 President and Chief Financial Officer,
                                                 The Equitable Life Assurance Society of
                                                 the United States

       *  Dave H. Williams                       Chairman and Chief Executive Officer,
          Alliance Capital                       Alliance Capital Management
          Management Corporation                 Corporation (investment adviser)
          1345 Avenue of the Americas
          New York, NY  10105

-------------------------------------------
    *  Director
  (1)  Citizen of the Republic of France
  (2)  Citizen of the United Kingdom
  (3)  Citizen of Canada